SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         November 19, 2004
                                                         -----------------


                           Gold Banc Corporation, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)

       Kansas                       0-28936                     48-1008593
       ------                       -------                     ----------
      (State of                (Commission File)             (I.R.S. Employer
    Incorporation)                  Number)               Identification Number)


                    11301 Nall Avenue, Leawood, Kansas 66211
                    ----------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (913) 451-8050
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 1.01  Entry into a Material Definitive Agreement

      On November 19, 2004, Gold Banc Corporation, Inc. (the "Company") issued a press release announcing the final settlement of the qui tam lawsuit captioned United States of America ex rel. Rodger L. Ediger v. Gold Banc Corporation, Inc., Gold Bank Oklahoma and Gold Bank Kansas. On October 29, 2004, the Company signed a settlement agreement with the relator, Rodger Ediger. On November 10, 2004, the Company signed a separate settlement agreement with the United States. Both settlement agreements were subject to the dismissal of the lawsuit by the Unites States District Court for the Western District of Oklahoma. Under the terms of the settlement agreements, the Company paid $16 million to the United States government and paid $500,000 to cover the relator's legal fees. On November 19, 2004, the District Court issued its Order approving the settlement and dismissed the case with prejudice as to all parties.

      A copy of the press release, the settlement agreements and the Order of the District Court are attached hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits


Exhibit Number  Description
--------------  -----------

10.1 Settlement Agreement, dated November 10, 2004, by and among Gold Banc Corporation, Inc., Gold Bank, and the United States

10.2 Settlement Agreement, dated October 29, 2004, by and among Gold Banc Corporation, Inc., Gold Bank and Roger Ediger

10.3 Order of the United States District Court the Western District of Oklahoma, dated November 19, 2004

99.1            Press Release, dated November 19, 2004






                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        GOLD BANC CORPORATION, INC.


Dated: November 22, 2004
                                        By:  /s/ Rick J. Tremblay
                                             -----------------------------
                                             Rick J. Tremblay
                                             Executive Vice President and
                                             Chief Financial Officer